UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 30, 2007

Evergreen Energy Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14176	84-1079971
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1225 17th Street, Suite 1300, Denver, Colorado 80202
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 293-2992

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On July 25, 2007, Evergreen Energy Inc. (the “Company”), and Evergreen Operations, LLC, KFx Plant, LLC, KFx Operations, LLC, Landrica Development Company and Buckeye Industrial Mining Co. (the “Subsidiary Guarantors”) entered into a Purchase Agreement, dated as of July 25, 2007 (the “Purchase Agreement”), with Credit Suisse Securities (USA) LLC, as representative of the several purchasers named in the Purchase Agreement (collectively, the “Initial Purchasers”).  Under the Purchase Agreement, the Company agreed to issue and sell $95,000,000 in aggregate principal amount of its 8.00% Convertible Secured Notes due 2012 (the “Notes”) to the Initial Purchasers.

The closing of the sale of the Notes occurred on July 30, 2007. The Notes and the shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable in certain circumstances upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company offered and sold the Notes to the Initial Purchasers in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied upon these exemptions from registration based in part upon representations made by the Initial Purchasers in the Purchase Agreement.  To the extent that any Common Stock is issued upon conversion of the Notes, such Common Stock will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with the conversion of the Notes and issuance of such Common Stock.  The Company estimates that the net proceeds to it from the offering of the Notes, after deducting the Initial Purchasers’ discount and the estimated offering expenses payable by the Company, will be approximately $89.4 million.  $18 million of the net proceeds will be deposited in an escrow account (the “Escrow”) subject to release as discussed below.

The Notes are governed by an Indenture, dated as of July 30, 2007 (the “Indenture”), between the Company, the Subsidiary Guarantors and U.S. Bank National Association, as trustee (the “Trustee”).

The Notes are guaranteed by each of the Subsidiary Guarantors.  In addition, the Notes are secured by a first-priority security interest in all of the Company’s equity interests in Evergreen Operations, LLC, the Escrow and in the Company’s and each of its subsidiaries’ bank, investment, brokerage or similar accounts holding cash and cash equivalents, subject to certain exceptions.  The guarantees and the security interests will be released if the closing price of the Company’s Common Stock for at least 20 trading days in any 30 consecutive trading day period is at least 130% of the conversion price per share on each such trading day (which conversion price per share is equal to $1,000 divided by the then applicable conversion rate).

The Notes will rank equally with all of the Company’s future senior debt and will rank senior to all of the Company’s existing and future unsecured debt to the extent of the value of the collateral and senior to all of the Company’s existing and future subordinated debt.  If at any time, the closing price of the Company’s Common Stock for at least 20 trading days in any 30 consecutive trading day period is at least 130% of the conversion price per share on each such trading day (which conversion price per share is equal to $1,000 divided by the then applicable conversion rate), the Notes will automatically and irrevocably become the Company’s subordinated obligations, and any payments on the notes will be subordinated to the prior payment in full of our existing and future debt.

The Notes will bear interest at a rate of 8.00% per year, payable semiannually in arrears in cash on February 1 and August 1 of each year, beginning on February 1, 2008. The Notes will mature on August 1, 2012. The interest rate will be permanently decreased to 5.00% if the closing price of the Company’s Common Stock for at least 20 trading days in any 30 consecutive trading day period is at least the conversion price per share on each such trading day.

Holders may convert their Notes into a number of shares of Common Stock or cash or a combination thereof, at the Company’s option, at the applicable conversion rate on any day to and including the business day prior to the maturity date.  The initial conversion rate for the Notes is 190.4762  shares of the Company’s Common Stock per $1,000 principal amount of Notes, equivalent to a conversion price of approximately $5.25 per share, subject to adjustment upon the occurrence of certain events.

The Company may redeem the Notes, in whole or in part, at any time at a redemption price payable in cash equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest and an additional “coupon make-whole payment” described below if:

•                  The closing price of the Company’s Common Stock for at least 20 trading days in any 30 consecutive trading day period is at least 130% of the then applicable price per share; and

•                  The shelf registration statement covering resales of the Notes and the Common Stock issuable upon conversion of the Notes is effective and available for use and is expected to remain effective and available for use for the 30 days following the redemption date, unless registration is no longer required.

Upon any provisional redemption as set forth above, the Company will make an additional “coupon make-whole payment” in cash with respect to the Notes called for redemption.  The “coupon make-whole” amount per $1,000 principal amount of Notes will be equal to the present value of all remaining scheduled payments of interest on each Note to be redeemed through the maturity date.

A holder may require the Company to repurchase some or all of its notes for cash upon the occurrence of a fundamental change at a price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest, if any, in each case to, but not including, the repurchase date.

In connection with the sale of the Notes, the Company and the Subsidiary Guarantors entered into a registration rights agreement, dated as of July 30, 2007, with the Initial Purchasers (the “Registration Rights Agreement”).  Under the Registration Rights Agreement, the Company and the Subsidiary Guarantors have agreed to use their commercially reasonable efforts to cause a shelf registration statement to be filed with the Securities and Exchange Commission (the “SEC”) covering the resale of the Notes and Common Stock issuable upon conversion of the Notes to become effective within 180 days after July 30, 2007. The Company also has agreed to use its commercially reasonable efforts to keep the shelf registration statement effective until the earliest of (i) two years from the latest date of original issuance of the Notes, (ii) the date when all securities covered by the registration statement have been sold; (iii) the expiration of the applicable holding period with respect to the Notes and the Common Stock issuable upon conversion of the Notes under Rule 144(k) under the Securities Act, or any successor provision; and (iv) the date on which the Notes, the guarantees and any common stock issuable upon conversion of the Notes cease to be outstanding. The Company may suspend the use of the registration statement to resell Notes or shares of Common Stock issued upon conversion of Notes for reasons relating to pending corporate developments, public filings or other events.

Subject to certain limitations, the Company will be required to pay the holders of the Notes special interest on the Notes if the Company fails to register the Notes, the guarantees and the Common Stock issuable upon conversion of the Notes within, or to keep such registration statement effective during, specified time periods.

The foregoing summary of the terms of the Notes, the Indenture and the Registration Rights Agreement is qualified in its entirety by reference to the texts of the Indenture, which includes the form of the Notes, and the Registration Rights Agreement, which are filed as exhibits 4.1 and 4.2 to this report and incorporated by reference in this Item 1.01.

On July 30, 2007, the Company issued a news release announcing the closing of the sale of the Notes, a copy of which is attached hereto as Exhibit 99.1 and incorporated into this report by reference.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated herein by reference.

Upon the closing of the sale of the Notes, the Company became obligated on $95 million aggregate principal amount of secured subordinated indebtedness. The Trustee or holders of at least 25% in principal amount of the outstanding Notes can declare 100% of the principal of and accrued and unpaid interest on all the Notes to be due and payable immediately if specified events of default occur and are continuing.  Events of default include, but are not limited to, the failure to make payment of interest on any Note when due and payable; the failure to pay the principal of any Note when due and payable at its stated maturity, upon conversion or upon required repurchase as a result of a fundamental change or a default on certain other outstanding indebtedness.  The Notes will automatically become due and payable upon certain events of bankruptcy, insolvency or reorganization relating to the Company or any significant subsidiary.

Item 3.02               Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

4.1

Indenture, dated July 30 2007, by and between Evergreen Energy Inc., Evergreen Operations, LLC, KFx Plant, LLC, KFx Operations, LLC, Landrica Development Company, Buckeye Industrial Mining Co. and U.S. Bank National Association, including the form of 8.00% Convertible Secured Note due 2012 (included as Exhibit A to the Indenture)

4.2

Registration Rights Agreement, dated as of July 30, 2007, by and among Evergreen Energy Inc., Evergreen Operations, LLC, KFx Plant, LLC, KFx Operations, LLC, Landrica Development Company, Buckeye Industrial Mining Co. and the initial purchasers listed therein

99.1	Press Release dated July 30, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGREEN ENERGY INC.

Date: July 30, 2007	By:	/s/ Diana L. Kubik
	Name:	Diana L. Kubik
	Title:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

4.1

Indenture, dated July 30 2007, by and between Evergreen Energy Inc., Evergreen Operations, LLC, KFx Plant, LLC, KFx Operations, LLC, Landrica Development Company, Buckeye Industrial Mining Co. and U.S. Bank National Association, including the form of 8.00% Convertible Secured Note due 2012 (included as Exhibit A to the Indenture)

4.2

Registration Rights Agreement, dated as of July 30, 2007, by and among Evergreen Energy Inc., Evergreen Operations, LLC, KFx Plant, LLC, KFx Operations, LLC, Landrica Development Company, Buckeye Industrial Mining Co. and the initial purchasers listed therein

99.1	Press Release dated July 30, 2007